UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-0607116
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

25 Branca Road East Rutherford, NJ	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 531-1212

N/A

(Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.00001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

MamaMancini’s Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.00001 per share, to be registered hereunder contained under the heading “Description of Securities to be Registered” in the Registrant’s Registration Statement (as defined below) on Form S-1 (File No. 333-236317, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2020, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement which was filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAMAMANCIINI’S HOLDINGS, INC.

Date: July 12, 2021	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer